Exhibit 77(q)(1)

(a)(1) Certificate of Amendment of Declaration of Trust reflecting the change of the Registrant's name from "Lexington Natural Resources Trust" to "Pilgrim Natural Resources Trust" is incorporated by reference to Post Effective Amendment No. 14 to the Registration Statement on Form N-1A as filed on April 26, 2001.